Comerica Reports 2014 Company-Run Stress Test Results
DALLAS/March 20, 2014 – Comerica Incorporated (NYSE: CMA) today announced that it has reported its 2014 company-run stress test results, as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The information is available in the Investor Relations section of Comerica’s website at investor.comerica.com, on the “Dodd-Frank Act Stress Test Results” page under “Financial Reports.”
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. Comerica reported total assets of $65.2 billion at December 31, 2013.

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